UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 21, 2014, Mill Road Capital II, L.P. (“Mill Road”) filed Amendment No. 6 to its Schedule 13D relating to R.G. Barry Corporation (the “Company” or “R. G. Barry”) reporting that on August 19, 2014, MRGB Hold Co. (“Parent”) entered into a Stock Subscription and Exchange Agreement (the “Subscription Agreement”) by and among Parent and the purchasers named therein for purposes of funding the merger pursuant to the Agreement and Plan of Merger by and among Parent, MRVK Merger Co. and the Company, dated as of May 1, 2014. Under the terms of the Subscription Agreement, immediately prior to the closing of the merger pursuant to the Merger Agreement, Parent will (i) issue approximately 48,527 shares of its Series A Preferred Stock to Mill Road for a purchase price of $48.5 million, consisting of 1,093,189 shares of common stock of the Company (valued at $19 per share) and approximately $27.8 million in cash, and (ii) issue approximately 46,623 shares of its Series A Preferred Stock to BTO Holdings 1 L.P. (“BTO Holdings”) for a purchase price of $46.6 million in cash. Blackstone Tactical Opportunities Advisors L.L.C. serves as the general partner to BTO Holdings.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of the Company. In connection with the proposed merger, the Company has filed a proxy statement and other relevant materials with the SEC. The definitive proxy statement has been sent or given to the shareholders of the Company and contains important information about the Company, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials and any other documents filed by R. G. Barry with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from R. G. Barry by mail or online from the R. G. Barry website at the Investor Relations section of www.rgbarry.com.

Participants in the Solicitation

R. G. Barry and its executive officers and directors may be deemed to be participants in the solicitation of proxies from R. G. Barry shareholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of R. G. Barry may have in the transaction is set forth in the definitive proxy statement.

Cautionary Statement Concerning Forward Looking Safe Harbor Statements

Statements in this press release that are not descriptions of historical facts may be “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to R. G. Barry as of the date hereof, and subject to applicable law to the contrary. R. G. Barry undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause R. G. Barry’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the merger transactions described herein; adoption of the merger agreement by R. G. Barry’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; R. G. Barry’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; general industry and economic conditions; and the risks that are described from time to time in R. G. Barry’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, and in other of R. G. Barry’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements. The Company has no obligation to update the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 21, 2014	By:	/s/ Greg A. Tunney
Greg A. Tunney
President and CEO